EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in this Registration Statement of The Neiman Marcus Group, Inc. on Form S-8 of our reports dated August 29, 1996 (September 10, 1996 as to Note 13) appearing in the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended August 3, 1996.



/s/ Deloitte and Touche, LLP
Deloitte and Touche, LLP



Boston, Massachusetts
September  15, 1997

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